Exhibit 10.6

DEBT SUBORDINATION AGREEMENT

This Debt Subordination Agreement is entered into as of the 22nd day of November, 2005, between and among STEN Acquisition Corporation, a Minnesota corporation (“Lender”) and Arthur Petrie, an individual resident of the State of Nevada (the “Creditor”).

RECITALS

WHEREAS, Signal Sites Incorporated, a Delaware corporation (“Subsidiary”), and wholly owned subsidiary of Site Equities International, Inc., a Nevada corporation (the “Borrower”), was indebted to Creditor, pursuant to a certain stock purchase agreement made and entered into as of April 29, 2002 by and between Creditor and Subsidiary (the “Stock Purchase Agreement”) attached hereto as Exhibit A and a certain promissory note in the principal amount of One Million Eighty Thousand and 00/100 Dollars ($1,080,000.00) attached hereto as Exhibit B (the “Subordinated Debt Note”); and

WHEREAS, as a condition to lending Borrower certain amounts under that certain Loan and Merger Option Agreement between Lender and Borrower dated as of November 22, 2005, as originally executed and as amended, modified, extended, renewed or replaced from time (the “Loan Agreement”), Lender is requiring Creditor, to enter into this Agreement and Creditor; believing that it is in Creditor’s best interest for Lender to advance funds to Borrower under the Loan Agreement, desires to enter into this Agreement.

NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Lender to, at any time, extend or continue credit or any other financial accommodation to Borrower or any of its affiliates, Borrower and Creditor agree with Lender as follows:

1.                                       Definitions.

(a)                                  “Subordinated Debt” means all indebtedness and liability of Borrower and any of its affiliates to Creditor now existing or hereafter arising, whether direct or indirect, absolute or contingent or due or to become due, and whether created directly or acquired by assignment or otherwise, including, without limitation, any indebtedness of Borrower under the Stock Purchase Agreement and the Subordinated Debt Note, each as originally executed and/or amended, modified, extended, renewed or replaced from time to time (the “Subordinated Debt Documents”), including, without limitation, any and all principal, interest (including interest at the contract rate from the date of filing of a petition by or against Borrower under the federal Bankruptcy Code), default charges, premiums, expenses and collection costs (including, without limitation, attorneys’ fees).

(b)                                 “Superior Debt” means all indebtedness and liability of Borrower and any of its affiliates to Lender or its affiliates, now existing or hereafter arising, whether direct or indirect, absolute or contingent (including, without limitation, reimbursement obligations with respect to any letters of credit and guaranty liability), due or to become due, and whether created directly or acquired by assignment or otherwise, including, without limitation, all obligations of Borrower to Lender pursuant to the Loan Agreement, any and all principal, interest (including interest at the contract rate from the date of filing of a petition by or against Borrower under the federal Bankruptcy Code), default charges, premiums, expenses and collection costs (including, without limitation, attorneys’ fees) on or with respect to all indebtedness and liabilities of Borrower and its affiliates to Lender and any and all obligations of Borrower whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any transaction now existing or hereafter entered into between Borrower and Lender or an affiliate thereof.

(c)                                  “Event of Default” means an Event of Default as that term is defined in the Loan Agreement.

2.                                       Subordination of Debt.  Creditor postpones and subordinates, to the extent and in the manner provided in this Agreement, all Subordinated Debt to the payment in full of all Superior Debt.  If Borrower issues, has issued or is party to any instrument or document evidencing the Subordinated Debt, it (and all copies thereof) shall bear a conspicuous legend stating: “Payment of the indebtedness evidenced by this instrument or document and the rights of the holder hereof are subordinated and subject to the rights of Sten Acquisition Corporation and its successors and assigns, to the extent provided in a Debt Subordination Agreement dated as of November 22, 2005, from the holder to said lender.”  Borrower’s and Creditor’s books shall be marked to evidence subordination of all Subordinated Debt to Lender.  Lender is authorized to examine such books from time to time and to make any notations required or allowed by this Agreement.  Nothing contained in this Agreement shall affect the validity of Subordinated Debt.

3.                                       Payments on Subordinated Debt.

(a)                                  Permitted Payments.

(i)                                     Until Lender provides written notice to Creditor (with a copy to Borrower) (a “Default Notice”) of the occurrence of an Event of Default under the Loan Agreement (a “Borrower Default”) in accordance with the terms of Section 21 of this Agreement, Borrower may make, and Creditor may retain, to the extent such payment would not violate this Agreement or the Loan Agreement: (A) regularly scheduled payments of principal, interest, fees and reimbursement of other expenses in accordance with the terms of the Subordinated Debt Documents; (B) a payment of $200,000 to Creditor as payment in full of the amounts owed by Borrower under that certain promissory note by Borrower to Creditor dated as of October 6, 2005, having a principal amount of $100,000 and that certain promissory note by Borrower to Creditor dated as of October 19, 2005 having a principal amount of $100,000, provided that concurrent therewith all security interests of Creditor in Borrower or its subsidiaries relating thereto shall be immediately released, (C) a disbursement of Borrower’s common stock as satisfaction in full of the amounts owed by Subsidiary to Creditor under the Subordinated Debt Note and the Stock Purchase Agreement as set forth in Section 22 below, and (D) payment of an aggregate of $100,000 to Creditor and Ken Antos for payment of amounts borrowed by Creditor and Ken Antos under that certain Business Loan Agreement dated as of September 23, 2005 among Creditor, Ken Antos and SouthwestUSA Bank, as amended, and advanced to Borrower.

(ii)                                  Following a Default Notice, Borrower may resume regularly scheduled payments (and may make any payments missed due to the application of this Agreement) in respect of the Subordinated Debt upon the cure or waiver of such Borrower Default.  For purposes hereof, no payments of principal, interest or fees due upon acceleration of any of the Subordinated Debt shall constitute regularly scheduled payments thereof.

(iii)                               Notwithstanding any provision in this Agreement to the contrary (A) no Borrower Default existing on the date any Default Notice is given pursuant to Section 3(a)(i) shall, unless the same shall have ceased to exist for a period of at least 30 consecutive days, be used as the basis for any subsequent such notice; and (B) the failure of Borrower to make any payment with respect to the Subordinated Debt by reason of the operation of this Agreement shall not be construed as preventing the occurrence of a default under any agreement, document or instrument evidencing or securing the Subordinated Debt;

(b)                                 Limitations.   Except as set forth in Section 3(a), until this Agreement expires pursuant to Section 9 hereof:  (i) Borrower shall not, directly or indirectly, make any payments on account of, or grant a security interest in, mortgage, assign or transfer any of its or its affiliates’ assets or properties to satisfy or secure, any part of the Subordinated Debt other than as permitted pursuant to Section 6 hereof; (ii) Creditor shall not demand or accept from Borrower or any other person (including, without limitation, any guarantor of the Subordinated Debt) or retain any payment on or any assets of Borrower or its affiliates for any part of the Subordinated Debt; (iii) Creditor shall not cancel, set off or otherwise discharge any part of the Subordinated Debt; and (iv) Borrower and Creditor shall not otherwise take or permit any action prejudicial to or inconsistent with Lender’s priority position over Creditor created by this Agreement.

(c)                                  Payments Received.  Except as permitted in Section 3(a), if any payment on account of, or any assets of Borrower or its affiliates for, any part of the Subordinated Debt is received by Creditor, Creditor shall immediately deliver such payment or assets to Lender for application to the Superior Debt, in the form received except for the addition of any endorsement or assignment necessary to effect transfer of all rights therein to Lender.  Creditor irrevocably authorizes Lender to supply any required endorsement or assignment which may have been omitted.  Until so delivered, any such payment or assets shall be held by Creditor in trust for Lender and shall not be commingled with other funds or property of Creditor.  To the extent that (i) Lender receives any payments from Creditor pursuant to this Section 3(c), and (ii) all or any portion of such payments are subsequently avoided, invalidated, determined to be fraudulent or preferential, set aside or otherwise avoided, and required to be paid by Creditor to a trustee, receiver, or any other party under any bankruptcy law, state or federal law, common law or equitable cause, and are in fact so paid by Creditor, then Lender will promptly return to Creditor the amount so paid by Creditor.  Upon expiration of this Agreement pursuant to Section 9 hereof, Creditor shall be subrogated to all rights of Lender to receive all further payments or distributions applicable to the Superior Debt, and, to the extent permitted by law, shall have the benefit of all liens and security interests of Lender in the assets and properties of Borrower until the Subordinated Debt shall have been paid in full.  Creditor shall not exercise any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever prior to the expiration of this Agreement pursuant to Section 9 hereof.  For purposes of  Creditor’s subrogation rights hereunder, payment to Lender with respect to the Superior Debt that Creditor would have been entitled to receive with respect to the Subordinated Debt but for the provisions of this Agreement shall not, as between Borrower, its creditors (other than Lender) and Creditor, be deemed payments with respect to the Superior Debt, but rather shall be deemed payments with respect to the Subordinated Debt, it being understood that the provisions of this Agreement are solely for the purpose of defining the relative rights of the holder of the Superior Debt, on the one hand, and Creditor, on the other hand.

4.                                       Collection of Subordinated Debt:  Bankruptcy.  Until the expiration of this Agreement pursuant to Section 9 hereof, Creditor shall not, without the prior written consent of Lender, accelerate the maturity of any of the Subordinated Debt or initiate or join with any other creditor of Borrower in initiating any proceedings, voluntary or involuntary, for the collection of the Subordinated Debt or for the distribution, division or application of all or any part of the assets of Borrower or the proceeds thereof, whether such proceedings be for the liquidation, dissolution or winding up of Borrower or its business, receivership, insolvency or bankruptcy proceedings, an assignment for the benefit of creditors or proceedings by or against Borrower for relief under any bankruptcy, reorganization or insolvency law or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition, extension or otherwise.  In the event of any proceedings, voluntary or involuntary, for the distribution, division or application of all or part of the assets of Borrower or the proceeds thereof (whether such proceedings be for the liquidation, reorganization, dissolution or winding up of Borrower or its business, receivership, insolvency or bankruptcy proceedings, an assignment for the benefit of creditors or proceedings by or against Borrower for relief under any bankruptcy, reorganization, arrangement, composition or extension or otherwise), Creditor shall file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of Borrower in respect of the Subordinated Debt and will hold in trust for Lender and promptly pay over to Lender in the form received (except for the endorsement of Creditor where necessary) for application to the Senior Debt any and all moneys and other assets received in such proceedings on account of the Subordinated Debt until the expiration of this Agreement pursuant to Section 9 hereof.  In the event Creditor shall fail to timely take any such action, Creditor automatically and irrevocably authorizes Lender to, at its option at any meeting of creditors of Borrower or in any such proceeding:

(a)                                  Enforce claims comprising Subordinated Debt either in its own name or the name of Creditor, by proof of debt, proof of claim, suit or otherwise;

(b)                                 Collect any assets of Borrower distributed, divided or applied by way of dividend or payment, or any securities issued, on account of Subordinated Debt and apply the same, or the proceeds of any realization upon the same that Lender in its discretion elects to effect, to Superior Debt until all Superior Debt has been paid in full, delivering any surplus to Creditor;

(c)                                  Vote claims comprising Subordinated Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(d)                                 Take any action in connection with any such meeting or proceeding which Creditor might otherwise take; provided, however, that upon expiration of this Agreement pursuant to Section 9 hereof, all rights of Lender and Creditor under any remaining Subordinated Debt shall be assigned to Creditor without the necessity of further documentation or action.

5.                                       Warranties, Representations and Covenants.  Borrower and Creditor represent and warrant that Creditor is the lawful owner of the Subordinated Debt and no part thereof has been assigned to, or subordinated or subjected to any other security interest in favor of, anyone other than Lender.  Until this Agreement expires pursuant to Section 9 hereof, Borrower shall not issue, amend or modify any instrument, security or other writing evidencing any part of the Subordinated Debt except with the prior written approval of Lender or at the request of and in the manner requested by Lender if the effect of such issuance, amendment or modification has the effect of (i) increasing the interest rate or rates on any of the Subordinated Debt, (ii) advancing the scheduled payment dates of interest or principal or final maturity date of any of the Subordinated Debt, (iii) making any covenant more restrictive on Borrower (except that if Lender changes any covenant in the Loan Agreement, Creditor and Borrower may make a similar change in the corresponding covenant contained in Subordinated Debt documents), (iv) increasing the amount of any fees payable under the Subordinated Debt documents (other than customary default waiver or amendment fees), (v) causing any “Event of Default” under the any Subordinated Debt documents to be less favorable to Borrower, or (vi) imposing any express restrictions on Borrower’s ability to make payments on the Superior Debt.  Creditor agrees that it will not transfer, assign or subordinate all or any portion of the Subordinated Debt without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed and provided that such any such transferee, assignee or other person to which rights are granted by Creditor under the Subordinated Debt becomes bound to the obligations to Lender under this Agreement.  Creditor shall promptly provide Lender with notice of any default or event of default (along with a description of the default) under the Subordinated Debt Note, the Stock Purchase Agreement, or any other instrument evidencing any of the Subordinated Debt as well as written notice of the cure or waiver of said default.

6.                                       Subordination of Security Interest.  Lender hereby acknowledges Borrower’s grant of a security interest in the assets described on Exhibit C attached hereto (the “Collateral”) to Creditor solely as security for payment of Borrower’s obligations pursuant to the Subordinated Debt Documents, as evidenced by the Subordinated Debt Documents.  Creditor hereby subordinates its security interests, liens, claims, rights and remedies (now existing or hereafter arising) in and to the Collateral and any other assets of Borrower (or any of its affiliates) and the proceeds thereof, now owned or hereafter acquired and wherever located, to the security interests, liens, claims, rights and remedies of Lender, it being agreed by Creditor that Lender’s security interests, liens, claims, rights and remedies shall have priority over Creditor’s.  The priority set forth herein shall apply regardless of the date, time, manner or order of attachment or perfection of the respective security interests, liens, claims, rights and remedies of Creditor and Lender, the time or sequence in which any financing statements are or were filed, any provision of the Uniform Commercial Code or any applicable law, the provision of any contract or agreement between Creditor and Borrower or whether Creditor (or any agent or bailee thereof) maintains possession or control of any of Borrower’s assets.

7.                                       Disposition of Collateral.  Except in connection with the transfer of the Subordinated Debt as permitted in Section 5 above, Creditor shall not assign or transfer any of its rights in any of the Collateral without the prior written consent of Lender.  Upon any such assignment, Creditor agrees that Creditor and such assignee or transferee shall execute such other documents, agreements and instruments as reasonably requested by Lender.  Until the expiration of this Agreement pursuant to Section 9 hereof, Creditor shall not repossess, sell, lease or otherwise dispose of all or any of Borrower’s (or any of its affiliates’) assets (including, without limitation, any of the Collateral), exercise notification, collection or other rights with respect to all or any portion thereof, or attempt or agree to do so, or exercise or commence any of Creditor’s rights upon default on or under any of the Subordinated Debt or any instrument or agreement evidencing any of the Subordinated Debt (including, without limitation, any rights under the Uniform Commercial Code or other applicable law).  Upon request of Lender, Creditor shall release its security interests and liens in and to any of the assets of Borrower (or any of its affiliates) to allow Lender to collect, sell or otherwise dispose of said assets free and clear of Creditor’s security interests and liens.

8.                                       Waivers.  Creditor waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by Lender.  Creditor further waives presentment, notice and protest in connection with all negotiable instruments evidencing Superior Debt or Subordinated Debt to which it may be a party, notice of the acceptance of this Agreement by Lender, notice of any loans made, extensions granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Agreement, Superior Debt or Subordinated Debt.  Creditor assents to any modification, amendment, or renewal of the Loan Agreement or any other document relating to the Superior Debt and any extension or postponement of the time of payment or any other indulgence in connection with Superior Debt, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon.  Creditor waives any and all rights it may have with respect to marshalling of assets.   No waiver is made by Lender of any of its rights hereunder unless the same is in writing, and each waiver, if any, is a waiver only with respect to the specific instance involved.

9.                                       Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

10.                                 Duration.  This Agreement is a continuing agreement, and Lender may, without notice to Creditor, extend or continue credit and make other financial accommodations to or for the account of Borrower in reliance upon this Agreement.  This Agreement shall continue in full force and effect until (a) all outstanding Superior Debt is paid in full and is not subject to any recovery, and (b) Lender has no obligation to extend or continue credit to Borrower.

11.                                 Default.  If any representation or warranty made by Borrower or Creditor in this Agreement or in any instrument evidencing the Superior Debt (including, without limitation, the Loan Agreement) proves to have been materially false when made; or in the event of a breach by Borrower or Creditor in the performance of any of the terms of this Agreement or of any instrument evidencing the Superior Debt (including, without limitation, the Loan Agreement), Lender may, at its option, declare all Superior Debt to be forthwith due and payable, without presentment, demand, protest or notice of any kind, notwithstanding any time or credit otherwise allowed.  At any time Creditor fails to comply with any provision applicable to Creditor, Lender may demand specific performance of this Agreement, whether or not Borrower has complied with this Agreement, or exercise any other remedy available at law or equity.

12.                                 Duties Limited.  The rights granted to Lender in this Agreement are solely for its protection, and nothing herein contained imposes on Lender any duties with respect to any property of Borrower or Creditor received hereunder.  Lender has no duty to preserve rights against prior parties in any instrument or chattel paper received hereunder.

13.                                 Authority.  Borrower and Creditor each represent and warrant that they have authority to enter into this Agreement and that the persons signing for each party are authorized and directed to do so.

14.                                 Modification.  This Agreement may only be modified in writing signed by Lender, Borrower and Creditor.

15.                                 Additional Documentation.  Borrower and Creditor shall execute and deliver to Lender such further instruments and shall take such further action as Lender may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

16.                                 Expenses.  Borrower agrees to pay Lender on demand all expenses of every kind, including reasonable attorney’s fees, which Lender may incur in enforcing or protecting any of its rights under this Agreement.  Creditor agrees to pay Lender on demand all expenses of every kind, including reasonable attorney’s fees, which Lender may incur in enforcing or protecting any of its rights under this Agreement as a result of any violation of this Agreement by Creditor.

17.                                 Persons Bound.  This Agreement benefits Lender and its successors and assigns, and binds the undersigned, their heirs, personal representatives, successors and assigns.

18.                                 Defects Waived.  This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document evidencing the Superior Debt.

19.                                 Law Governing, Disputes.  The validity, construction and enforcement of this agreement are governed by the internal laws of Minnesota.  Any judicial proceeding with respect to this Agreement shall be brought solely any federal or state court of competent jurisdiction located in Hennepin County in the State of Minnesota.  By execution and delivery of each this Agreement each party: (i) accepts the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, and (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens.  All parties acknowledge that they participated in the negotiation and drafting of this Agreement with the assistance of counsel and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

20.                                 No Third Party Beneficiaries.  All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of Lender and its successors and assigns, and there are no parties (including Borrower and other creditors of Borrower) who are intended to be benefited in any way by this Agreement.

21.                                 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given upon delivery either by commercial delivery service, or sent via facsimile (receipt confirmed), to the parties at the following address or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

If to the Lender:

STEN Acquisition Corporation

10275 Minnetonka Boulevard, Suite 310

Wayzata, MN 55305

Attention:  Kenneth W. Brimmer, Chief Executive Officer

Facsimile: 952-545-2795

with a copy to:

Lindquist & Vennum P.L.L.P.

4200 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

Attention: Girard P. Miller

Facsimile: 612-371-3207

If to Creditor:

Arthur Petrie

with a copy to

Hinshaw & Culberson LLP

222 South Ninth Street, Suite 3100

Minneapolis, Minnesota 55402

Attention: L.J. Rotman

Facsimile: 612-334-8888

Any party hereto may by notice so given provide and change its address for future notices hereunder.  Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

22.                                 Conversion. Borrower and Creditor agree that immediately prior to the Merger, as defined in the Loan Agreement,  Borrower and Creditor shall convert all principal, interest and other amounts owed under the Subordinated Debt Note and Stock Purchase Agreement into shares of the Borrower’s common stock, and Lender hereby consents to such conversion and the issuance of Borrower stock in connection therewith.  Borrower and Creditor agree that immediately upon such conversion, all security interests of the Creditor in assets of the Borrower or Subsidiary, and their respective affiliates shall be immediately released.

23.                                 Counterparts.  This Agreement may be executed in counterparts.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written:

CREDITOR:

/s/ Arthur Petrie
Arthur Petrie

LENDER:

STEN ACQUISITION CORPORATION

By:	/s/ Kenneth W. Brimmer
Name:	Kenneth W. Brimmer
Its:	Chief Executive Officer

The Borrower hereby consents to the forgoing Agreement (and the terms thereof) and agrees to abide thereby and to keep, observe and perform the several matters and things therein intended to be kept, observed and performed by it, and specifically agrees not to make any payments contrary to the intention and terms of this Agreement.  Any breach of the terms of this Agreement shall constitute a default in the terms of the Superior Debt.

BORROWER:

SITE EQUITIES INTERNATIONAL, INC.

By:	/s/ Kenneth Antos
Name:	Kenneth Antos
Its:	President